EXHIBIT 21
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                                 LIST OF MATERIAL SUBSIDIARIES OF THE COMPANY

             Name of Subsidiary (1)                                    Jurisdiction of Incorporation
             -------------------                                       -----------------------------

             Destiny Industries, Inc.                                           Georgia
             Golden Circle Financial Services                                   California
             Golden West Homes                                                  California
             Homes by Oakwood, Inc.                                             North Carolina
             Marlette Homes, Inc.                                               Indiana
             Oakwood Acceptance Corporation (2)                                 North Carolina
             Oakwood Capital Corporation                                        Nevada
             Oakwood Financial Corporation                                      Nevada
             Oakwood Mobile Homes, Inc. (3)                                     North Carolina
             Oakwood Mortgage Investors, Inc.                                   Nevada
             Oakwood Realty Services, Inc.                                      North Carolina
             OFC, LLC                                                           Nevada
             Schult Homes Corporation                                           Indiana
             Schult Operating Company (4)                                       Indiana
             Suburban Homes Sales, Inc.                                         Michigan
             Tarheel Insurance Company, Ltd.                                    Bermuda
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             (1)    Each subsidiary does business under its corporate name.

             (2) Also does business under the names "Nationwide Mortgage" and "Golden Circle Financial Services."

             (3) Also does business under the names "Freedom Homes," "Victory Homes," "Golden West Homes" and "Schult Homes."

             (4)    Also does business under the name "Crest Homes."